EXHIBIT 5.1

                  OPINION OF VEDDER, PRICE, KAUFMAN & KAMMHOLZ

                                                                     EXHIBIT 5.1

                                            July 22, 2002


Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois  60045

         Re:      Registration Statement on Form S-8
                  ----------------------------------

Gentlemen:

         We are acting as counsel to Wintrust Financial Corporation (the "Company") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to up to 900,000 shares of the Company's common stock, without par value (the "Common Stock"). The Common Stock is issuable under the Wintrust Financial Corporation 1997 Stock Incentive Plan, as amended effective as of May 23, 2002 (the "Plan").

         In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Articles of Incorporation and the Amended By-Laws of the Company and the Wintrust Financial Corporation 1997 Stock Incentive Plan, as amended effective May 23, 2002, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based on the foregoing, we are of the opinion that the 900,000 shares of Common Stock when issued by the Company in accordance with the Plan will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

         The opinion expressed herein is limited to the Federal securities laws and the laws of the State of Illinois currently in effect.

         We hereby consent to the use of this opinion in connection with the Registration Statement and to references to our firm therein.

                                    Sincerely yours,



                                    /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ